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                                                                   Exhibit 10.9

THIS AGREEMENT, entered into this 14th day of May, 1997 Between DEVIC RENTALS and its assigns or successors hereinafter called the lessor, party of the first part, and C.C.C. COMMUNICATIONS CORP. of the county____________________ and the State of Nevada hereinafter called the lessee or tenant, party of the second part:

         WITNESSETH, That the lessor does this day lease unto said lessee, and said lessee does hereby hire and take as tenant under said lessor Room or Space

                           4417 S.E. 16th PLACE
                           SUITE 11  (approx. 2758 sq. ft.)

Situate in Lee County, State of Florida, to be used and occupied by the lessee as Communications company and for other purpose or uses Whatsoever, for the term of THIRTEEN MONTHS, subject and conditioned on the provisions of clause ten of this lease beginning the 1st day of JULY, 1997, and ending the last day of JULY, 1998, at and for the agreed total rental of $1600.00 per month Dollars, payable as follows: MONTHLY ON THE FIRST, PLUS 6% sales tax. (applicable tax rate is subject to change) A SECURITY DEPOSIT OF $1600.00 IS REQUIRED AT LEASE SIGNING. LESSEE HAS AN OPTION TO RENEW FOR ONE YEAR NOTIFYING LESSOR OF THE INTENTIONS NO LATER THAN 60 DAYS PRIOR TO TERMINATION. OPTION YEAR RENTAL FEE WILL BE $1690.00 PER MONTH PLUS TAX.

Tenant agrees to pay a late charge of $10.00 per day if any rent should not be paid within five (5) days after due date.

All payments to be made to the lessor on the first day of each and every month in advance without demand at the office DEVIC RENTALS 12490 RIVERSIDE DR in the City of FT. MYERS or at such place and to such other person, as the lessor may from time to time designate in writing. The following express stipulations and conditions are made a part of this lease and are hereby assented to by the lessee:

FIRST: The lessee shall not assign this lease, nor sublet the premises, or any part thereof nor use the same, or any part thereof, for any other purpose than as above stipulated, nor make any alterations therein without the Landlord's written consent. If lessee installs furniture, fixtures or other equipment with the written consent of landlord, the said furniture, fixtures or other equipment may be detached and removed by lessee at the expiration of this lease by lapse of time or otherwise provided that lessee restores the premises including the floors and walls to the same condition which they were in at the commencement of the lease.

SECOND: All personal property place or moved in the premises above described shall be at the risk of the lessee or owner thereof, and lessor shall not be liable for any damage to said personal property unless it shall due to the fault if the landlord, his employees or agents.

THIRD: That the tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires, at its own cost and expense.




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FOURTH: In the even the premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this agreement, whereby the same shall be rendered untenantable, then the lessor shall have the right to render said premises tenantable by repairs within sixty (60) days therefrom. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto cancel this lease, and in the event of such cancellation the rent shall be paid only to the date of such firs or casualty. The cancellation herein mentioned shall be evidenced in writing.

FIFTH: The prompt payment of the rent for said premises upon dates named, and the faithful observance of the rules and regulations printed upon this lease, and which are hereby made a part of this covenant, are the conditions upon which the lease is made and accepted and any failure on the part of the lessee to comply with the terms of said lease, or any of said rules and regulations now in existence shall at the option of the lessor, work a forfeiture of this contract, and all of the rights of the lessee hereunder.

SIXTH: If the lessee shall abandon or vacate said premises before the end of the term of this lease, or shall suffer the rent to be in arrears, the lessor may, at his option, forwith cancel this lease.

SEVENTH: Lessee agrees to pay the cost of collection and reasonable attorney's fee on any part of said rental that may be collected by suit or by attorney after the same is part due, also attorney's fee to prevailing party should any litigation result to enforce the terms of this agreement.

EIGHT: The lessee agrees that he will pay all charges for rent, and should said charges for rent, herein provided for at any time remain due and unpaid for the space of five days after the same shall have become due, the lessor may at its option consider the said lessee tenant at sufferance and immediately re-enter upon said premises and the entire rent for the rental period then next ensuing shall at once be due and payable and may forwith be collected by distress or otherwise. Landlord will supply water and sewer for domestic uses. Tenant is responsible for all other utilities including but not limited to electric and telephone.

NINTH: The lessor, or any of his agents, shall have the right to enter said premises during reasonable business hours, (in emergency only, non business hours included) to examine the same to make such repairs, additions or alteration as may be deemed necessary for the safety, comfort, or preservations thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within Sixty
(60) Days before the expiration of this lease. The right of entry shall likewise exist for the purpose of removing placards, sign, fixtures, alterations, or additions, which do not conform to this agreement, or to the rules and regulations of the building.

TENTH: Lessee hereby accepts the premises in the condition they are in at the beginning of this lease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, exception only reasonable wear and tear arising from the use thereof under this agreement, and to make goof to said lessor immediately upon demand, any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of lessee, or any person or persons in the employ or under the control of the lessee.

ELEVENTH: It is expressly agreed and understood by and between the parties to this agreement, that the landlord shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting for the carelessness, negligence, or improper conduct on the part of any other tenant, occupant, agent, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said building.

TWELFTH: IF the lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the lessee, before the end of said term the lessor is hereby irrevocably authorized at its option, to forthwith cancel this lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting




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lessor's rights as contained in this contract but no title or interest in or to the above described property by virtue of this contract.

THIRTEENTH: Lessee hereby waives and renounces any and all exemption rights he may have now, or hereafter, under or by virtue of the constitution and laws of the State of Florida, or of any other State, or of the United States, as against the payment of said rental or any portion hereof, or any other obligation or damage that may accrue under the terms of this agreement.

FOURTEENTH: This contract shall bind the lessor and its assigns or successors, and their heirs, assigns, administrators, legal representatives, executors or successors as the case may be, of the lessee.

FIFTEENTH: It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions herein.

SIXTEENTH: It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the lessee and written notice mailed or delivered to the office of the lessor shall constitute sufficient notice to the lessor, to comply with the terms of this contract.

SEVENTEENTH: The rights of the lessor under the foregoing shall be cumulative, and failure on the part of the lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

EIGHTEENTH: It is further understood and agreed between the parties hereto that any charges against the lessee by the lessor for services or for work done on the premises by order of the lessee or otherwise accuring under this contract shall be considered as rent due and shall be included in any lien for rent due and unpaid.

NINETEENTH: It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the premises leased hereunder shall be first submitted to the lessor for approval before installation of same. All signs must conform to all City Ordinances and Codes as to sign, dimension and content, if applicable, and are the responsibility of the tenant.

TWENTIETH: Lessee shall, at his expense, obtain a policy of public liability insurance with a company or companies acceptable to the Lessor, and with minimum liability limits of One Hundred Thousand Dollars/Three Hundred Thousand Dollars ($100,000 - $300,000), and of burglary insurance to cover building burglary damage. Lessee shall provide proof of such coverage and shall notify all insurance companies to give landlord notification of any change in terms of said lease or cancellation of same and list the landlord as additional insured thereunder. Lessee shall also provide plate glass coverage for any and all windows of any kind.

TWENTY-FIRST: The parties acknowledge that the air-conditioning unit (including the heating element thereon) that is attached to the premises is in good working order at the commencement of this lease, and tenant agrees to maintain and complete any and all repairs to the air-conditioning unit hereinafter so that the unit is returned to the landlord in good operating condition at the termination of this lease; tenant shall replace all interior filters, if any, that may be necessary periodically and repair the unit at his sole cost saving the landlord harmless from the same. However, Landlord will be responsible for repair and/or replacement of the compressor, unless damage is caused by lack of tenant's proper maintenance and/or operation.

TWENTY-SECOND: Tenants shall be responsible for providing all necessary pest control on the premises at their own expense.




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TWENTY-THIRD: Tenants shall be responsible for providing their own trash pick-up. BFI provides commercial curb side (alley) pick up.

TWENTY-FOURTH: Tenants agree to list the minimum parking requirement on certificate of use/zoning applications or similar forms, based in the space rented being used as a general office and calculating parking spaces by dividing the total square footage of the rented by the City of Cape Coral's general office standard minimum. There will be no extra allowance allowed for i.e. extra employees or company cars.


IN WITNESS WHEREOF, the parties have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

Signed, sealed and delivered
In the presence of:                             DEVIC RENTALS

/s/ Shirley R. Ezelle                           BY: /s/ Yanick Devic
---------------------                           ---------------------------
Shirley Ezelle                                  As its LEASE MANAGER
As to Lessor                                           YANIK DEVIC
                                                       Lessor

                                                C.C.C. COMMUNICATIONS CORP.

/s/ Fran Boese                                  BY: /s/ Jon Gilbert
---------------------                           ---------------------------
Fran Boese                                      As its Controller
As to Lessee                                           Jon Gilbert
                                                       Lessee

STATE OF FLORIDA
COUNTY OF LEE

BEFORE ME, A Notary Public in and for said State and County, personally came YANNICK DEVIC as LEASE MGR. Of DEVIC RENTALS, to me well known to be the person named in the foregoing lease, and acknowledged that he executed the same for the purpose therein expressed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the 14th day of May, 1997.

                                                /s/ Sandra J Franklin
                                                -------------------------------
                                                NOTARY PUBLIC, STATE OF FLORIDA
                                                AT LARGE

STATE OF FLORIDA
COUNTY OF LEE

BEFORE ME, A Notary Public in and for said State and County, personally came Jon Gilbert as Controller of C.C.C. COMMUNICATIONS CORP., to me well known to be the person named in the foregoing lease, and acknowledged that he executed the same for the purpose therein expressed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the 14th day of May, 1997.

                                                /s/ Frances G. Boese
                                                -------------------------------
                                                NOTARY PUBLIC, STATE OF FLORIDA
                                                AT LARGE